San Enrique

MINERAL PROPERTY ACQUISITION AGREEMENT

Among:

GARESTE LIMITADA

And:

PACIFIC COPPER CHILE LIMITADA

Pacific Copper Chile Limitada
3040 North Campbell Ave., Suite 110 Tucson, Arizona USA 85719
 __________

-- San Enrique Mineral Property Acquisition Agreement --
-- Pacific Copper Chile Limitada --

MINERAL PROPERTY ACQUISITION AGREEMENT

THIS MINERAL PROPERTY ACQUISITION AGREEMENT is made and dated for reference effective as of the 11th day of June, 2009 (the “Effective Date”).

AMONG EACH OF:

GARESTE LIMITADA, a Chilean limited partnership having an address for delivery and notice located at 280 Van Buren, Copiapo, Chile

(“Gareste” or the “Vendor”);
PARTY OF THE FIRST PART

AND:

PACIFIC COPPER CHILE LIMITADA, a limited liability company organized under the laws of Chile, and having an address for notice and delivery located at 3040 North Campbell Ave., Suite 110, Tucson, Arizona USA 85719

(“Pacific Chile” or the “Purchaser”);
PARTY OF THE SECOND PART

(Gareste and the Purchaser being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.
Gareste, either directly or indirectly or through its wholly-owned and controlled holding companies, affiliates, associates or nominees, as the case may be, are the legal, beneficial and registered owners of certain mineral property interests which are located in each of the following jurisdictions (collectively, the “Property”):

(a)	the San Enrique property (“San Enrique”) located in Atacama Region III Chile, and comprising approximately 100 hectares;

      and which mineral property interests comprising the Property are more particularly described in Schedule “A” which is attached hereto and which forms a material part hereof;

B.
The Purchaser is a subsidiary of Pacific Copper Corp. (“Pacific Copper”) a reporting company incorporated under the laws of the State of Delaware, U.S.A., which is in the business of seeking, acquiring and developing mineral resource property interests of merit and has its common shares listed for trading on the NASD over-the-counter Bulletin Board;

C.
As a consequence of various recent discussions and negotiations as between the Parties hereto, Gareste has agreed to sell to the Purchaser, and Pacific Chile has agreed to acquire an undivided 100% legal, beneficial and registrable interest in and to each of the mineral property interests comprising the Property; and

D.
The Parties hereto have agreed to enter into this Mineral Property Acquisition Agreement (the “Agreement”) which formalizes and replaces, in its entirety, such recent discussions and negotiations, and which clarifies their respective duties and obligations in connection with the acquisition by Pacific Chile of an undivided 100% legal, beneficial and registrable interest in and to the mineral property interests comprising the Property as a consequence thereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1

DEFINITIONS, SCHEDULES AND INTERPRETATION
1.1	Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)	“Agreement” means this Mineral Property Acquisition Agreement as entered into between the Parties hereto, together with any amendments thereto and any Schedules as attached thereto;

(b)
“Closing” has the meaning ascribed to it in section “6.1” hereinbelow and includes, without limitation, the closing of each of the transactions contemplated hereby which shall occur after the conditions precedent set out in Article “5” hereinbelow have been satisfied in their entirety;

(c)	“Closing Date” has the meaning ascribed to it in section “6.1” hereinbelow;

(d)	“Confidential Information” has the meaning ascribed to it in section “12.1” hereinbelow;

(e)	“Defaulting Party” and “Non-Defaulting Party” have the meanings ascribed to them in section “15.1” hereinbelow;

(f)	“Effective Date” has the meaning ascribed to in on the front page of this Agreement;

(g)	“Indemnified Parties” and “Indemnified Party” have the meanings ascribed to them in section “16.1” hereinbelow;

(h)	“mortgage” has the meaning ascribed to it in section “8.1” hereinbelow;

(i)	“Party” or “Parties” means Gareste and/or the Purchaser hereto, together with their respective successors and permitted assigns as the context so requires;

(j)
“person” or “persons” means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(k)
“Property” has the meaning ascribed to it in recital “A.” hereinabove; and which mineral property interests comprising the Property are particularly described in Schedule “A” which is attached hereto together with any other claim or interests of the Parties hereto which are incorporated into the Property by the terms of this Agreement;

(l)
“Property Documentation” means any and all technical records and other factual engineering data and information relating to the mineral property interests comprising the Property and including, without limitation, all plans, maps, agreements and records which are in the possession or control of any Party hereto;

(m)
“Property Rights” means all mineral licenses and all prioritized and protocoled applications for exploration licenses, permits, easements, rights-of-way, certificates, exclusive prospecting orders and other approvals obtained by either of the Parties either before or after the Effective Date of this Agreement and necessary for the exploration and development of any of the mineral property interests comprising the Property;

(n)
“Purchaser” means Pacific Copper Chile Limitada, a limited liability company organized pursuant to the laws of Chile, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(o)	“Regulatory Approval” means the acceptance for filing of the transactions contemplated by this Agreement by the Regulatory Authorities;

(p)
“Regulatory Authorities” means such regulatory bodies and agencies who have jurisdiction over the affairs of any of the Parties hereto and including, without limitation, all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(q)	“Securities Act” means the United States Securities Act of 1933, as amended, together with any Rules and Regulations promulgated thereunder;

(r)
“Subsidiary” means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;

(s)	“Vendor” means Gareste Limitada, a Chilean limited partnership.

1.2
Schedule. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

   Schedule                                                                Description

Schedule “A”                                                                           Property

1.3	Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)	the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2

PURCHASE AND SALE OF ASSETS

2.1
 Assets to be Purchased.  Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Date, Gareste shall sell the Property to Purchaser. Schedule A contains a true and complete listing of all of the concessions which comprise the Property, and which shall include all mines and workings, improvements, mineral reserves and resources, mineral concessions, fee, deeded and leasehold lands and resources, roads and easements, data, logs, plans, maps, intellectual property, fixed and movable equipment, permits (to the extent assignable) and contracts, and all other real and personal property owned by Gareste at, on or related to the Property.

2.2	Purchase Price. The purchase price for the Property (“Purchase Price”) shall consist of the following items:

a) For San Enrique, (i) Pacific Copper, to fulfill Purchaser’s obligations to pay consideration hereunder, shall issue to Vendor seven  (7) million fully-paid, non-assessable shares of common stock of Pacific Copper (“Shares”) to be delivered at Closing; and (ii) Purchaser shall grant a 2% Net Smelter Return royalty (the “San Enrique Royalty”), delivered at Closing, capped at US$6 million, one half  (1/2) of which can be repurchased by Pacific Copper or Purchaser at any time prior to commencement of commercial production thereon upon the payment to Gareste of $2 million.

2.3
Closing.  Subject to the closing conditions contained herein, the Closing shall take place at 2:00 pm (Chilean Standard Time) on the Closing Date at the offices of Gareste located at 280 Van Buren, Copiapo, Chile, or at such other time and place as the Parties may agree in writing.

a)
At Closing, subject to performance by Purchaser, or waiver by Gareste (as applicable) of all conditions to Gareste’s obligations in section 5.3, Gareste shall execute and deliver or cause to be delivered the documents identified in section 6.3.

b)
At Closing, subject to performance by Gareste, or waiver by Purchaser (as applicable) of all conditions to Purchaser’s obligations in Section 5.5, Purchaser shall execute and deliver or cause to be delivered the documents identified in Section 6.4.

2.4
Resale restrictions and legending of Share certificates.   Gareste hereby acknowledges and agrees that Purchaser makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be transferred to Gareste in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933 (the “Securities Act”) which will impose a trading restriction in the United States on the Shares for a period of at least 6 months from the Closing Date (or one year if Gareste is considered an affiliates of Pacific Copper).  In addition, Gareste hereby also acknowledges and agrees that the obligation to transfer the Shares pursuant to section 2.2 above will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws in respect of each of the Shares.

      Gareste hereby also acknowledges and understands that the Shares which Gareste is acquiring have not been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Gareste also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration.  In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act.”
or
“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution.  These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration.  The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.”;

and Gareste hereby consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described hereinabove.

Gareste also acknowledges and understands that:

(a)	the Shares are restricted securities within the meaning of “Rule 144” promulgated under the Securities Act;

(b)
the exemption from registration under Rule 144 will not be available in any event for at least six months from the date of transfer of Shares to Gareste, and even then will not be available unless (i) a public trading market then exists for the common stock of the Purchaser, (ii) adequate information concerning the Purchaser is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

(c)	any sale of the Shares may be made by Gareste only in limited amounts in accordance with such terms and conditions.

2.5
Standstill provisions.   In consideration of the Purchaser’s agreement to purchase the Property and to enter into the terms and conditions of this Agreement, Gareste hereby undertakes that it will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any mineral property interests comprising the Property or, for that matter, disclose any of the terms of this Agreement, without the Purchaser’s prior written consent.  In this regard Gareste hereby acknowledges that the foregoing restrictions are important to the business of the Purchaser and that a breach by Gareste of any of the covenants herein contained would result in irreparable harm and significant damage to the Purchaser that would not be adequately compensated for by monetary award.  Accordingly, Gareste hereby agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, Gareste will also be liable to the Purchaser, as liquidated damages, for an amount equal to the amount received and earned by any such Party as a result of and with respect to any such breach.  Gareste also acknowledges and agrees that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, it agrees that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS BY GARESTE

3.1
General representations, warranties and covenants by Gareste.   In order to induce the Purchaser to enter into and consummate this Agreement, Gareste hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of Gareste, after having made due inquiry:

(a)
Gareste is a limited liability company duly organized under the laws of the country of Chile, is validly existing and is in good standing with respect to all statutory filings required by Chilean law, is qualified to do business in those jurisdictions where it is necessary to fulfill each of the Vendor’s obligations under this Agreement, and Gareste has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)	Gareste has the requisite power, authority and capacity to fulfill the Vendor’s obligations under this Agreement;

(c)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action on the Vendor’s part;

(d)
this Agreement constitutes a legal, valid and binding obligation of Gareste enforceable against Gareste in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e)
prior to Closing Gareste will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by each of Gareste who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which Gareste or any of the mineral property interests comprising the Property may be subject;

(f)
except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(g)	Gareste is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which Gareste is subject or which apply to Gareste;

(h)
no proceedings are pending for, and Gareste is unaware of, any basis for the institution of any proceedings leading to the placing of Gareste in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(i)
Gareste has not received, nor has Gareste requested or does Gareste require to receive, any offering memorandum or similar document describing the business and affairs of the Purchaser in order to assist Gareste in entering into this Agreement and in consummating the transactions contemplated herein;

(j)
except as otherwise provided for herein, Gareste has not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder’s fee arising out of the transactions contemplated hereby;

(k)
Gareste is not, nor until or at the Closing Date will Gareste be, in breach of any provision or condition of, nor has Gareste done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which Gareste is a party, by which Gareste is bound or from which Gareste derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which Gareste is subject, or any statute or regulation applicable to Gareste, to an extent that, in the aggregate, has a material adverse effect on Gareste or on any of the mineral property interests comprising the Property;

(l)	Vendor will give to the Purchaser, within at least five calendar days prior to the Closing Date, by written notice, particulars of:

(i)
each occurrence within the Vendor’ knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Vendor’s representations or warranties contained herein; and

(ii)	each occurrence or omission within the Vendor’s knowledge after the Effective Date that constitutes a breach of any of the Vendor’s covenants contained in this Agreement;

(m)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Gareste is subject, or constitute or result in a default under any agreement, contract or commitment to which Gareste is a party;

(ii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which Gareste is a party;

(iii)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to Gareste which is necessary or desirable in connection with the conduct and operations of Vendor’s business and the ownership or leasing of each Vendor’s business assets; or

(iv)
constitute a default by Gareste, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of Gareste which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(n)
neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of Gareste in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement; and

(o)
Gareste is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.2
Representations, warranties and covenants by Gareste respecting the Property.   In order to induce the Purchaser to enter into and consummate this Agreement, Gareste hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, except as disclosed in Schedule 3.2 attached hereto:

(a)
Gareste is the legal and beneficial owner of and holds good and marketable title to, and complete and exclusive possession of all of the mineral property interests comprising the Property; the particulars of which mineral property interests comprising the Property being more particularly described in Schedule “A” which is attached hereto;

(b)
Gareste is authorized to hold the right to explore and develop and operate, and rights of ingress to and egress from each of the mineral property interests comprising the Property and all Property Rights held by Gareste in and to the mineral property interests comprising the Property;

(c)	Gareste holds all of the mineral property interests comprising the Property free and clear of all mortgages, liens, charges, encumbrances and claims of others;

(d)
no other person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from Gareste of any interest in and to any of the mineral property interests comprising the Property;

(e)	the mineral property interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to applicable mining laws;

(f)
all permits and licenses covering the mineral property interests comprising the Property have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(g)	where appropriate, Gareste has insured the mineral property interests comprising the Property against loss or damage on a replacement cost basis;

(h)
all conditions on and relating to the mineral property interests comprising the Property and the operations conducted thereon by or on behalf of Gareste are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(i)
there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the mineral property interests comprising the Property and the conduct of the operations related thereto, nor has Gareste received any notice of same;

(j)
there is no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Property or which may impede the development of any of the mineral interests comprising the Property, nor, to the best of the knowledge, information and belief of Gareste, after having made due inquiry, is there any basis for any potential claim or challenge, and no person has any royalty, net profits or other interests whatsoever in any production from any of the mineral property interests comprising the Property;

(k)
there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of Gareste), pending or threatened, which may affect, without limitation, the rights of Gareste to transfer any interest in and to the mineral property interests comprising the Property to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the mineral property interests comprising the Property.  In addition, Gareste is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(l)
Gareste will deliver in the normal course to the Purchaser all Property Documentation in Gareste’ possession or control relating to the mineral property interests comprising the Property together with copies of all permits, permit applications and applications for exploration and exploitation rights respecting any of the mineral property interests comprising the Property;

(m)
Gareste is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.3
Continuity of the representations, warranties and covenants by Gareste.   The representations, warranties and covenants by Gareste contained in this Article “3”, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time.  Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser’s professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of Gareste contained in Section 3.2(a), (c), (j) and (k) shall survive indefinitely and the other representations, warranties and covenants contained in this Article “3” shall survive the Closing Date and shall continue in full force and effect for a period of three years from the Closing Date.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

4.1
Warranties, representations and covenants by the Purchaser.   In order to induce Gareste to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of Gareste, with the intent that Gareste will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry:

(a)
the Purchaser is a limited liability company duly organized under the laws of the country of Chile, is validly existing and is in good standing with respect to all statutory filings required by Chilean law;

(b)
the Purchaser is qualified to do business in those jurisdictions where it is necessary to fulfill the Purchaser’s obligations under this Agreement, and the Purchaser has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary corporate action on the Purchaser’s part;

(d)
prior to the Closing Date the Purchaser will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(e)
except for Regulatory Approval of this Agreement by the appropriate Regulatory Authorities, there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)
this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)
no proceedings are pending for, and the Purchaser is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(h)
there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(i)	the Purchaser is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Purchaser is subject or which apply to the Purchaser;

(j)	the Purchaser will save Gareste harmless in respect of all claims, liabilities and expenses arising out of the Purchaser’s activities on any of the mineral property interests comprising the Property;

(k)	the Purchaser will do all work on the Property in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(l)
the Purchaser is not in breach of any provision or condition of, nor has the Purchaser done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which the Purchaser is a party, by which the Purchaser is bound or from which the Purchaser derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which the Purchaser is subject, or any statute or regulation applicable to the Purchaser, to an extent that, in the aggregate, has a material adverse affect on the Purchaser’s ability to perform this Agreement;

(m)	the Purchaser will give to Gareste, within at least five calendar days prior to the Closing Date (as hereinafter defined), by written notice, particulars of:

(i)
each occurrence within the Purchaser’s knowledge after the Effective Date of this Agreement that, if it had occurred before the Effective Date, would have been contrary to any of the Purchaser’s representations or warranties contained herein; and

(ii)	each occurrence or omission within the Purchaser’s knowledge after the Effective Date that constitutes a breach of any of the Purchaser’s covenants contained in this Agreement;

(n)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of the incorporation documents of the Purchaser;

(ii)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

(iii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Purchaser is a party;

(iv)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of the Purchaser’s business and the ownership or leasing of the Purchaser’s business assets; or

(v)
constitute a default by the Purchaser or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(o)
neither this Agreement nor any other document, certificate or statement furnished to Gareste by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(p)
the Purchaser is not aware of any fact or circumstance which has not been disclosed to Gareste which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of Gareste to enter into this Agreement.

4.2
Continuity of the representations, warranties and covenants by the Purchaser.   The representations, warranties and covenants of the Purchaser contained in this Article “4”, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time.  Notwithstanding any investigations or inquiries made by Gareste or by Gareste’ professional advisors prior to the Closing Date, or the waiver of any condition by Gareste, the representations, warranties and covenants of the Purchaser contained in this Article “4” shall survive the Closing Date and shall continue in full force and effect for a period of three years from the Closing Date; provided, however, that the Purchaser shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser contained herein caused by any act or omission of Gareste prior to the Effective Date hereof of which the Purchaser was unaware or as a result of any action taken by Gareste after the Effective Date.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1
Parties’ conditions precedent prior to the Closing Date.  All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Effective Date, however, unless specifically indicated as otherwise and not later than 10 calendar days prior to the Closing Date:

(a)
receipt of all necessary approvals, including Regulatory Approval, from all Regulatory Authorities having jurisdiction over the Parties hereto and the transactions contemplated by this Agreement, to the terms and conditions of and the transactions contemplated by this Agreement; and

(b)
if required, the management or shareholders of the Purchaser passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, shareholders of the Purchaser holding 100% of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby.

5.2
Parties’ waiver of conditions precedent.   The conditions precedent set forth in section “5.1” hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time.

5.3
Gareste’s conditions precedent.   The rights, duties and obligations of Gareste under this Agreement are also subject to the following conditions precedent for the exclusive benefit of Gareste fulfilled in all material aspects in the reasonable opinion of Gareste or to be waived by Gareste as soon as possible after the Effective Date, however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Closing Date:

(a)	the representations, warranties and covenants of the Purchaser contained herein shall be true and correct;

(b)	the Purchaser shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Purchaser;

(c)
the Purchaser will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(d)
all matters which, in the opinion of counsel for Gareste, are material in connection with the transactions contemplated by this Agreement shall be subject to the favorable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)	no material loss or destruction of or damage to the Purchaser shall have occurred since the Effective Date;

(f)	no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)
the purchase or transfer of any interest in and to the mineral property interests comprising the Property as contemplated by this Agreement or the right of Gareste to dispose of any interest in and to any of the mineral property interests comprising the Property; or

(ii)	the right of the Purchaser to conduct the Purchaser’s operations and carry on, in the normal course, the Purchaser’s business and operations as the Purchaser has carried on in the past;

(g)	the delivery to Gareste (if requested) by the Purchaser, on a confidential basis, of the following documentation and information:

(i)	a copy of all material contracts, agreements, reports and title information of any nature respecting the Purchaser and each of its affiliates, if any; and

(ii)	details of any lawsuits, claims or potential claims relating to the Purchaser or to any of the Purchaser’s affiliates of which the Purchaser is aware and Gareste is unaware;

(h)
the Purchaser will, for a period of not less than five calendar days during the period commencing on the Effective Date and continuing until not later than 10 calendar days prior to Closing, during normal business hours:

(i)
make available for inspection by the solicitors, auditors and representatives of Gareste, at such location as is appropriate, all of the Purchaser’s and each of the Purchaser’s affiliates, if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of Gareste; provided such persons do not unduly interfere in the operations of the Purchaser or any of the Purchaser’s subsidiaries, if any;

(ii)
authorize and permit such persons at the risk and the sole cost of Gareste, and only if such persons do not unduly interfere in the operations of the Purchaser and each of the Purchaser’s subsidiaries, if any, to attend at all of their places of business and operations to observe the conduct of their businesses and operations, inspect their properties and assets and make physical counts of their inventories, shipments and deliveries; and

(iii)
require the Purchaser’s and each of the Purchaser’s affiliates, if any, management personnel to respond to all reasonable inquiries concerning the Purchaser’s and each of the Purchaser’s affiliates, if any, business assets or the conduct of their businesses relating to their liabilities and obligations; and

(i)
the completion by Gareste and by Gareste’ professional advisors of a thorough due diligence and operations review of the businesses and operations of the Purchaser and each of the Purchaser’s affiliates, if any, to the sole and absolute satisfaction of Gareste.

5.4
Gareste’s waiver of conditions precedent.   The conditions precedent set forth in section “5.3” hereinabove are for the exclusive benefit of Gareste and may be waived by Gareste in writing and in whole or in part at any time after the Effective Date, however, unless specifically indicated as otherwise, not later than 5 calendar days prior to the Closing Date.

5.5
The Purchaser’s conditions precedent.   The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Effective Date:

(a)	the representations, warranties and covenants of Gareste contained herein shall be true and correct;

(b)	Gareste shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by Gareste;

(c)
Gareste will have obtained all authorizations, approvals, including Regulatory Approval, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by Gareste who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which Gareste may be subject;

(d)
all matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions contemplated by this Agreement shall be subject to the favorable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)	no material loss or destruction of or damage to any of the mineral property interests comprising the Property shall have occurred since the Effective Date;

(f)	no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)
the sale or transfer of any interest in and to the mineral property interests comprising the Property as contemplated by this Agreement or the right of the Purchaser to acquire any interest in and to any of the mineral property interests comprising the Property; or

(ii)	the right of the Purchaser to conduct the Purchaser’s operations and carry on, in the normal course, the Purchaser’s business and operations as the Purchaser has carried on in the past;

(g)	the delivery to the Purchaser by Gareste (if requested), on a confidential basis, of all Property Documentation and including, without limitation,:

(i)	a copy of all material contracts, agreements, reports and title information of any nature respecting any of the mineral interests comprising the Property; and

(ii)	details of any lawsuits, claims or potential claims relating to any of the mineral interests comprising the Property of which Gareste are aware and the Purchaser is unaware;

(h)	certification by Gareste to the Purchaser in a form satisfactory to the Purchaser, acting reasonably, dated as at the date of delivery, to the effect that:

(i)	Gareste is the legal and beneficial owner of all of the mineral property interests comprising the Property prior to the completion of the transactions contemplated by this Agreement;

(ii)
the Vendor holds the right to explore and develop each of the mineral property interests comprising the Property and all Property Rights held by Gareste in and to the mineral property interests comprising the Property;

(iii)	Gareste hold all of the mineral property interests comprising the Property free and clear of all liens, charges and claims of others;

(iv)	the mineral property interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

(v)
based on actual knowledge and belief, Gareste know of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Property or which may impede their development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Property, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Property;

(vi)
based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against any of Gareste which might materially affect any of the mineral property interests comprising the Property or which could result in any material liability to either of Gareste or to any of the mineral property interests comprising the Property; and

(vii)
as to all other legal matters of a like nature pertaining to Gareste and the mineral property interests comprising the Property and to the transactions contemplated hereby as the Purchaser or the Purchaser’s counsel may reasonably require; and

(i)
the completion by the Purchaser and by the Purchaser’s professional advisors of a thorough due diligence and operations review of the mineral property interests comprising the Property, of the business and operations of Gareste and of the transferability of the mineral property interests comprising the Property as contemplated by this Agreement, to the sole and absolute satisfaction of the Purchaser.

5.6
Purchaser’s waiver of conditions precedent.   The conditions precedent set forth in section “5.5” hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Effective Date, however, unless specifically indicated as otherwise, not later than 5 calendar days prior to the Closing Date.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1
Closing and Closing Date.   The closing (the “Closing”) of the purchase, sale and delivery of an undivided 100% interest in and to the mineral property interests comprising the Property, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on July 31, 2009 (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance by the Parties hereto, and will be closed at the offices of the Vendor at 280 Van Buren, Copiapo, Chile at 2:00 p.m. (local time) on the Closing Date.

6.2
Latest Closing Date.   If the Closing has not occurred within 90 calendar days from the Effective Date, then this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of such Closing Date.

6.3
Documents to be delivered by Gareste by the Closing Date.   In addition to the documentation which is required by the agreements and conditions precedent which are set forth in elsewhere this Agreement, Gareste shall also execute and deliver, or cause to be delivered all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of an undivided 100% legal, beneficial and registrable interest in and to each of the mineral property interests comprising the Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser prior to the Closing Date) free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)
all documentation as may be necessary and as may be required by the counsel for the Purchaser, acting reasonably, to ensure that an undivided 100% legal, beneficial and registrable interest in and to each of the mineral property interests comprising the Property have been duly transferred, assigned and are registrable in the name of and for the benefit of the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) under all applicable laws;

(b)
all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided 100% legal, beneficial and registrable interest in and to each of the mineral property interests comprising the Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(c)
all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over any of Gareste or any of the mineral property interests comprising the Property;

(d)
confirmation by Gareste that as at the Closing Date, certification that the representations, warranties, covenants and agreements of Gareste contained in this Agreement are true and correct in all respects as of the Closing Date as if made by Gareste on the Closing Date including;

(i)	Gareste is the legal and beneficial owner of all of the mineral property interests comprising the Property prior to the completion of the transactions contemplated by this Agreement;

(ii)
Gareste holds the right to explore and develop each of the mineral property interests comprising the Property and all Property Rights held by Gareste in and to the mineral property interests comprising the Property;

(iii)	Gareste holds all of the mineral property interests comprising the Property free and clear of all liens, charges and claims of others;

(iv)	the mineral property interests comprising the Property have been duly and validly located and recorded in a good and minerlike manner pursuant to all applicable laws and are in good standing;

(v)
all necessary steps have been taken by Gareste to permit the transfer of an undivided 100% legal, beneficial and registrable interest in and to each of the mineral property interests comprising the Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(vi)
based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the mineral property interests comprising the Property or which may impede their development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and, based on actual knowledge and belief, such counsel knows of no outstanding agreements or options to acquire or purchase any portion of any of the mineral property interests comprising the Property, and no person has any royalty, net profits or other interest whatsoever in any production from any of the mineral property interests comprising the Property;

(vii)
based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against any of Gareste which might materially affect any of the mineral property interests comprising the Property or which could result in any material liability to either of Gareste or to any of the mineral property interests comprising the Property; and

(viii)
as to all other legal matters of a like nature pertaining to Gareste and the mineral property interests comprising the Property and to the transactions contemplated hereby as the Purchaser or the Purchaser’s counsel may reasonably require; and

(e)	any remaining Property Documentation; and

(f)	all such other documents and instruments as the Purchaser and the Purchaser’s counsel may reasonably require.

6.4
Documents to be delivered by the Purchaser by the Closing Date.   In addition to the documentation which is required by the agreements and conditions precedent which are set forth elsewhere in this Agreement, the Purchaser shall also execute and deliver, or cause to be delivered, to the Escrow Agent all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for Gareste, acting reasonably, to complete all of the transactions contemplated by this Agreement and transfer to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or affiliate as may be determined by the Purchaser prior to the Closing Date) of an undivided 100% legal, beneficial and registrable interest in and to the mineral property interests comprising the Property free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	a Closing agenda;

(b)
if required, a certified copy of an ordinary resolution or, where required, a special resolution, of the management or owners of the Purchaser approving the terms and conditions of this Agreement and all of the transactions contemplated hereby or, in the alternative, owners of the Purchaser holding 100% of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby;

(c)	a certified copy of the resolutions of the directors of the Purchaser providing for the approval of the terms and conditions of this Agreement and all of the transactions contemplated hereby;

(d)
all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, Regulatory Approval from all Regulatory Authorities having jurisdiction over the Purchaser;

(e)
a certificate of an officer or manager of the Purchaser, dated as at the Closing Date, acceptable in form to counsel for Gareste, acting reasonably, certifying that the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement are true and correct in all respects as of the Closing Date as if made by the Purchaser on the Closing Date; and

(f)	all such other documents and instruments as Gareste and Gareste’ counsel may reasonably require.

Article7

ISSUANCE OF SHARES BY PACIFIC COPPER

Gareste represents, warrants and covenants to Purchaser and Pacific Copper, on behalf of itself and the partners and owners of Gareste as follows.

•
Gareste understands that the issuance of the Shares at Closing is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

•	Gareste and its owners/partners are “accredited investors” as that term is used in the Securities Act and regulations promulgated under the Securities Act.

•
Gareste has had access to the disclosure filings of Pacific Copper on file with the Securities and Exchange Commission including the Company’s registration statement and all annual, quarterly and periodic filings (collectively, the “Disclosure Filings”), has carefully reviewed the Disclosure Filings and understands and has relied on the information contained therein.

•
Gareste has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Pacific Copper concerning Shares, and all such questions have been answered to the full satisfaction of the undersigned.

•
Both partners of Gareste are Directors of Pacific Chile, and a partner of Gareste is a Director and Officer of Pacific Copper, and both are familiar with all of the affairs of Pacific Copper and its Disclosure Filings.

•
Gareste and its owners/partners have such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the the issuance of the Shares as contemplated herein in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

•
Gareste is acquiring the Shares solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, except as to its partners/owners.

•
Gareste will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

•	Gareste understands that Pacific Copper is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration under the Securities Act.

•
Gareste recognizes that an investment in the Shares involves a number of significant risks, including those set forth under the caption “RISK FACTORS” in the Disclosure Filings - particularly those Risk Factors identified in the Company’s most recent annual report on Form 10-QSB.

                      Article 8
ASSIGNMENT

8.1
Assignment.   Save and except as otherwise provided for hereinabove and in this Article, no Party may sell, assign, pledge, mortgage or otherwise encumber all or any part of its interest herein or to any of the mineral property interests comprising the Property without the prior written consent of the other Party hereto; provided, however, that any Party hereto may at anytime, and at its sole and absolute discretion and without the prior approval of the other Party, assign and transfer its interest herein or to any of the mineral property interests comprising the Property to any affiliate; and, provided further, that any transfer of all or any part of a Party’s interest herein or to any of the mineral property interests comprising the Property to its affiliate shall be accompanied by the written agreement of any such entity to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

                    Article 9
REGISTRATION

9.1
Registration.   Upon the request of the Purchaser, Gareste shall assist the Purchaser to record this Agreement or a summary memorandum of this Agreement with the appropriate mining recorders and, when required, Gareste shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record its due interest in respect of the mineral property interests comprising the Property.

Article 10
DUE DILIGENCE INVESTIGATION

10.1
Due Diligence.   Each of the Parties hereto certifies that it has conducted, and shall continue to conduct such further due diligence examination of the other Parties hereto as it deems appropriate, including any due diligence necessary or desirable by Gareste with respect to Pacific Copper and the Shares to be issued to Gareste at Closing..

10.2
Confidentiality.   Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles “12” and “13” hereinbelow, as each Party deems necessary.  In that regard the Parties agree that each shall have full and complete access to, if and where applicable, the other Parties’ respective books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors’ meetings and its committees, investment agreements, material contracts and as well as such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party and its respective operations and financial condition prior to the Closing.

                      Article 11
NON-DISCLOSURE

11.1
Non-disclosure.   Subject to the provisions of section “11.3” hereinbelow, the Parties hereto, for themselves and, if and where applicable, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties’ express consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a court or on a “need to know” basis to each of the Parties’ respective professional advisors.

11.2
Documentation.   Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked “Confidential” and shall be treated by each Party as a trade secret of the other Parties.  Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked “Confidential”, shall be returned to the other Parties forthwith.

11.3
Public announcements.   Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.  Nothing herein shall prevent Pacific Copper from making public announcements that it determines that Pacific Copper is  required to make.

                                                                 Article 12
PROPRIETARY INFORMATION

12.1
Confidential Information.   Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the “Confidential Information”).  No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto; however, such consent in respect of the reporting of factual data shall not be unreasonably withheld and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties hereto and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

12.2
Impact of breach of confidentiality.   The Parties hereto acknowledge and agree that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable.  For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award.  Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach.  The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a court of competent jurisdiction as being unreasonable, the Parties agree that said court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances.   In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

                      Article 13
FORCE MAJEURE

13.1
Events.   If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then, except for the duty to pay monies, the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

13.2
Notice.   A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section “13.1” hereinabove and, upon cessation of such event, shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                        Article 14
ARBITRATION

14.1	Matters for Arbitration. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

14.2
Notice.   It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10-calendar days’ prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute.  On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section “14.3” hereinbelow.

14.3
Appointments.   The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for.  If the other Party shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the American Arbitration Association (the “Arbitration Rules”).  Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules.  The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Tucson, Arizona, USA for the purpose of hearing the evidence and representations of the Parties, and such arbitrator shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section.  After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties.  The expense of the arbitration shall be paid as specified in the award.

14.4                      Award.   The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

                       Article 15
DEFAULT AND TERMINATION

15.1                      Default.   The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the “Defaulting Party”), the non-defaulting Party (herein called the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

15.2                      Arbitration.   If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article “14” hereinabove.

15.3                      Curing the Default.   If:

(a)	the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)	arbitration is not so sought; or

(c)	the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

15.4	Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated in the event that:

(a)	either of the Parties hereto has either not satisfied or waived each of their respective conditions precedent prior to the Closing Date in accordance with the provisions of Article “5” hereinabove;

(b)
either of the Parties hereto has failed to deliver, or caused to be delivered, any of their respective materials required to be delivered in accordance with Articles “5” and “6” hereinabove prior to the Closing Date in accordance with the provisions of Articles “5” and “6” hereinabove;

(c)	the Closing Date in respect of the due and complete exercise of the Option by the Purchaser has not occurred within 90 calendar days from the Effective Date; or

(d)	by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles “2”, “11” and “12” hereinabove.

                          Article 16
INDEMNIFICATION AND LEGAL PROCEEDINGS

16.1
Indemnification.   Each Party hereto agrees to indemnify and save the other Party, their respective affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnified Parties” and, individually, as an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.  This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.  The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.  In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any Party hereto, the Indemnified Party will give the affected Party prompt written notice of any such action of which the Indemnified Party has knowledge and the affected Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve the affected Party of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the affected Party of any substantive rights or defenses.  No admission of liability and no settlement of any action shall be made without the affected Party’s consent and the consent of the Indemnified Parties affected, such consent not to be unreasonable withheld.  Notwithstanding that the affected Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)           employment of such counsel has been authorized by the affected Party;

(b)	the affected Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)
the named parties to any such action include that the affected Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the affected Party and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the affected Party.

    If for any reason other than the gross negligence or bad faith of the Indemnified Parties (or any of them) being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Parties (or any of them)  or insufficient to hold them harmless, the affected Party shall contribute to the amount paid or payable by the Indemnified Parties as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the affected Party on the one hand and the Indemnified Parties on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant.  Notwithstanding the foregoing, the affected Party shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Parties or any of them), any excess of such amount over the amount of the fees actually received by the Indemnified Parties hereunder.

16.2	Legal proceedings. The Parties hereto agrees that if:

(a)	any legal proceedings shall be brought against either of them by any governmental commission or regulatory authority or any stock exchange; or

(b)	an entity having regulatory authority, either domestic or foreign, shall investigate either of them;

and personnel of either Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the terms and conditions of this Agreement, such Party shall have the right to employ its own counsel in connection therewith and the affected Party will pay to such Party a per diem amount for their services based on its normal hourly or daily rate together with such disbursements and reasonable out-of-pocket expenses as may be incurred in connection therewith, including fees and disbursements of counsel incurred in connection with such testimony or participation.

Article 17
NOTICE

17.1
Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

17.2
Change of Address.   Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 18
GENERAL PROVISIONS

18.1
Entire agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

18.2	Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and permitted assigns.

18.3	Time of the essence. Time will be of the essence of this Agreement.

18.4
Applicable law.   The situs of this Agreement is Tucson, Arizona, USA, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and state or federal Courts prevailing in the State of Arizona.

18.5
Further assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

18.6
Currency.   Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

18.7
Severability and construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

18.8
Captions.   The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

18.9
Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

18.10
No partnership or agency.   The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

18.11
Consents and waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto have executed this agreement through their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Agreement.

PACIFIC COPPER CHILE LIMITADA

Authorized Signatory

GARESTE LIMITADA

____________________________________
Authorized Signatory

--  San Enrique Mineral Property Acquisition Agreement  --
--  Pacific Copper --

Schedule A

This is Schedule “A” to that certain Mineral Property Acquisition Agreement among Gareste Limitada and Pacific Copper Chile Limitada.

Property

The following represents a general description of the various Property interests for which a more particular description follows:

(a)	the San Enrique property located in Atacama Region III,, Chile and comprising approximately 100 hectares.;

[LEGAL DESRIPTIONS TO FOLLOW]

__________

End of Mineral Property Acquisition Agreement
__________

--  San Enrique Mineral Property Acquisition Agreement  --
--  Pacific Copper --